UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Rediff.com India Limited

(Exact name of Registrant as specified in its charter)

Republic of India

(State or other jurisdiction of incorporation or organization)

Not Applicable

(I.R.S. Employer Identification No.)

1st Floor, Mahalaxmi Engineering Estate, L.J. First Cross Road, Mahim (West),

Mumbai 400 016 India

(Address of Principal Executive Offices)

Employee Stock Option Plan-2006

(Full Title of the Plan)

India Abroad Publications, Inc.

1501 Broadway, 12th Floor

New York, NY 10036

(Name and Address of Agent For Service)

Rajeev Bhambri

(646) 432-6006

(Telephone Number, including area code, of Agent For Service)

Copies to:

Eitan Tabak, Esq.

Morrison Cohen LLP

909 Third Avenue

New York, New York 10022

(212) 735-8600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Explanatory Note

Rediff.com India Limited (“Rediff”) registered 150,000 of its equity shares for issuance under the Employee Stock Option Plan-2006 (the “Plan”), pursuant to Registration Statement on Form S-8 (File No. 333-143837) filed with the Securities and Exchange Commission (“SEC”) on June 18, 2007. This Post-Effective Amendment No. 1 is being filed to deregister all of the equity shares of Rediff reserved for issuance under the Plan that have not yet been issued.

Accordingly, Rediff hereby withdraws from registration under the Registration Statement on Form S-8 all of the equity shares that have not been and will not be issued under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mumbai, Republic of India, on May 17, 2016.

Rediff.com India Limited

/s/ Ajit Balakrishnan
Ajit Balakrishnan
Chairman of the Board, Managing Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Ajit Balakrishnan	Chairman of the Board, Managing	May 17, 2016
Ajit Balakrishnan	Director (principal executive officer)

/s/ Swasti Bhowmick	Chief Financial Officer	May 17, 2016
Swasti Bhowmick	(principal financial and accounting officer)

/s/ Diwan Arun Nanda	Director	May 17, 2016
Diwan Arun Nanda

/s/ Ashok Narasimhan	Director	May 17, 2016
Ashok Narasimhan

/s/ Sridar Iyengar	Director	May 17, 2016
Sridar Iyengar

/s/ M Madhavan Nambiar	Director	May 17, 2016
M. Madhavan Nambiar

Authorized Representative		May 17, 2016
in the U.S.

/s/ Rajeev Bhambri
Rajeev Bhambri

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